Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
AMAZON.COM, INC.
SECTION 1. OFFICES
The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the “Board”) may designate. The corporation may have such other offices, either within or without the state of Delaware, as the Board may designate or as the business of the corporation may require from time to time.
SECTION 2. STOCKHOLDERS

2.1	Annual Meeting
The annual meeting of the stockholders for the purpose of electing Directors and transacting such other business as may properly come before the meeting shall be held at such place, date and hour as may be fixed from time to time by resolution of the Board.

2.2	Special Meetings

2.2.1	General
The Chairman of the Board, the Chief Executive Officer, the President, or the Board may call special meetings of the stockholders for any purpose.

2.2.2	Stockholder-Demanded Special Meetings
A special meeting of the stockholders shall be held if the holders of not less than 30% of all of the votes entitled to be cast on any issue to be considered at such meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held. Any special meeting so demanded shall be held at such place, date and time as may be fixed from time to time by resolution of the Board, provided such special meeting shall be held not later than the 90th day after receipt by the Secretary of the requisite demand or demands for such meeting. Any stockholder proposing to introduce nominations or other business at such meeting (the “Proposing Stockholder”) shall submit to the Secretary, at the time such demands are delivered, an affidavit confirming that it will timely provide the written notice required by subsection 2.5.2 hereof with respect to such nominations or other business.

2.3	Place of Meeting
All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all of the stockholders entitled to notice of the meeting.

2.4	Notice of Meeting
Except as otherwise provided by these Bylaws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, as now or hereafter amended (the “DGCL”), the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or the Board shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting either personally or by mail, not less than 10 nor more than 60 days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Upon written request by the holders of not less than the number of outstanding shares of the corporation specified in subsection 2.2.2 hereof and entitled to vote at the meeting, it shall be the duty of the Secretary to give notice of a special meeting of stockholders not less than 10 nor more than 60 days after receipt of said request. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the corporation with postage prepaid. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by Section 232 of the DGCL. Prior to the start of any annual or special meeting of stockholders, the Board or the Chairman of the Board may postpone or cancel such meeting, subject to Section 2.2.2.

2.5	Nominations and Other Business for Stockholders’ Meetings

2.5.1	Nominations and Other Business at Annual Meetings
Nominations for election of Directors and the proposal of other business may be made at an annual meeting of stockholders, provided that such nominations and other business must be properly brought before such meeting. To be properly brought before an annual meeting, nominations and other business must be (a) brought by or at the direction of the Board, (b) brought before the meeting by a stockholder of record entitled to vote on such matter at such meeting who submits a written notice containing the information set forth in subsection 2.5.3 hereof, provided that such notice is received by the Secretary not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (or if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, such notice must be so received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public disclosure of the date of the annual meeting was made), or (c) brought before the meeting by a stockholder of record entitled to vote on such matter at such meeting who submits a written notice pursuant to Section 2.16. For business to be brought before an annual meeting by a stockholder pursuant to clause (b) of the second sentence of this subsection 2.5.1, any such business must constitute a proper matter for stockholder action under the DGCL. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period for the giving of a stockholder’s notice described in this subsection 2.5.1.
The foregoing notice procedures set forth in this subsection 2.5.1 shall not apply to a stockholder proposal submitted only pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provision.

2.5.2	Nominations and Other Business at Special Meetings
At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given in accordance with subsection 2.4 hereof shall come before such meeting.
At a special meeting of stockholders at which Directors are to be elected pursuant to the notice of meeting given in accordance with subsection 2.4 hereof, nominations for the election of Directors may be made only (a) by or at the direction of the Board or (b) by any stockholder of record entitled to vote for the election of Directors at such meeting who submits a written notice containing the information set forth in subsection 2.5.3 hereof, provided that such notice is received by the Secretary at the corporation’s executive offices not later than the close of business on the tenth day following the date on which public disclosure of the date of such special meeting is first made.
At any special meeting held on the written demand of stockholders pursuant to subsection 2.2.2 hereof, in addition to any nomination of Directors as set forth in and in accordance with the immediately preceding paragraph, only such other business may be considered as (a) shall be brought before such meeting by or at the direction of the Board, or (b) shall be stated in the demand, provided that with respect to this clause (b), (i) any such business must be a proper matter for stockholder action under the DGCL, and (ii) the Proposing Stockholder must be entitled to vote on such matter at such meeting and must submit a written notice containing the information set forth in subsection 2.5.3 hereof, which notice must be received by the Secretary at the corporation’s executive offices not later than the close of business on the tenth day following the date on which public disclosure of the date of such special meeting is first made.

2.5.3	Notice to Corporation
Any written notice required to be delivered by a stockholder to the corporation pursuant to subsection 2.5.1 or subsection 2.5.2 hereof or pursuant to Section 2.16, if applicable, must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices. Any such stockholder notice shall set forth (a) as to the stockholder giving the notice and each beneficial owner (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), if any, on whose behalf the nomination or other business is being proposed, (i) the name and address of the stockholder and the name and address of the beneficial owner; (ii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or other business; and (iii) a statement of the number of shares of the corporation that are owned of record by the stockholder and owned beneficially by each beneficial owner, as of the date of the stockholder’s notice, and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for such meeting of the number of such shares owned of record by the stockholder and owned beneficially by each beneficial owner as of such record date; (b) either as to the stockholder giving the notice or as to the beneficial owner on whose behalf the nomination or other business is being proposed, if the notice is given on behalf of a beneficial owner rather than on behalf of the record holder, (i) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D of the Securities Exchange Act of 1934, as amended (regardless of whether a Schedule 13D is required), and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of such record date; and (ii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss to, or manage risk or benefit from changes in the share price of any class of the corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of such record date; (c) as to each person the stockholder proposes to nominate for election or re-election as a Director, (i) the name and address of such person and such other information regarding such nominee as would be required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended; (ii) the consent of each such nominee to serve as a Director if elected; and (iii) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at any future meeting at which such person would face re-election and acceptance of such resignation by the Board, in accordance with the corporation’s Board of Directors Guidelines on Significant Corporate Governance Issues; (d) a written representation and agreement signed by the person the stockholder proposes to nominate and representing and agreeing that such nominee (i) is not and will not become a party to (A) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a Director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) other than any Voting Commitment that is disclosed to the corporation in such representation or (B) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director of the corporation, with such individual’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director other than any such agreement, arrangement, or understanding that is disclosed to the corporation in such representation, and (iii) if elected as a Director of the corporation, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to Directors; (e) a completed and signed questionnaire from each person the stockholder proposes to nominate regarding the matters generally required in the questionnaires required of the corporation’s Directors (which questionnaire shall be provided to the person the stockholder proposes to nominate upon request); (f) as to any other business the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any substantial interest (within the meaning of Item 5 of Schedule 14A of the Securities Exchange Act of 1934, as amended) in such business of the stockholder and the beneficial owner, if any, on whose behalf the business is being proposed; and (g) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A of the Securities Exchange Act of 1934, as amended) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock reasonably believed by such person to be sufficient to elect the nominee or nominees for Director or to approve or adopt the business to be proposed (in person or by proxy) by the stockholder. The corporation may require any proposed nominee for director to furnish such other information as the corporation may reasonably request, including such information as would be necessary for the corporation to determine whether the proposed nominee can be considered an independent Director.

2.5.4	General
Only such persons who are nominated in accordance with the procedures set forth in this Section 2.5 or pursuant to Section 2.16 shall be eligible to be elected to serve as Directors and only such other business shall be conducted that has been brought before the meeting in accordance with the procedures set forth in this Section 2.5. If the facts warrant, the Board, or the Chairman of the Board or the chair of the meeting, may determine and declare that (a) a nomination or other business does not constitute proper business to be transacted at the meeting or (b) a nomination or other business was not properly brought before the meeting in accordance with the provisions of this Section 2.5 or Section 2.16, as applicable. Without limitation of the foregoing, unless otherwise required by law, if a stockholder does not provide the information required under subsection 2.5.3 or, if applicable, Section 2.16, in the manner and within the time frames specified, or the stockholder does not appear in person or by proxy at the annual or special meeting to present the nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote have been received by the corporation.

2.6	Waiver of Notice

2.6.1	Waiver in Writing
Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.6.2	Waiver by Attendance
The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.7	Fixing of Record Date for Determining Stockholders

2.7.1	Meetings
For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 (or the maximum number permitted by applicable law) nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.7.2	Consent to Corporate Action Without a Meeting
For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Chapter 1 of the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

2.7.3	Dividends, Distributions and Other Rights
For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.8	Voting List
At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, for a period of 10 days prior to, as well as during, the meeting in the manner provided by law.

2.9	Quorum
A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. Whether or not a quorum is present or represented at a meeting, the chairman of the meeting or the Chairman of the Board may adjourn the meeting from time to time without further notice, subject to Section 2.2.2. In addition, if a quorum is not present or represented at a meeting, a majority of the shares represented at the meeting may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10	Manner of Acting
In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL. Directors shall be elected as set forth in Section 3.3 of these Bylaws.

2.11	Proxies

2.11.1	Appointment
Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by (a) the stockholder or such stockholder’s authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or (b) by electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such electronic transmission must either set forth or be accompanied by information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.11.2	Delivery to Corporation; Duration
A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.12	Voting of Shares
Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

2.13	Voting for Directors
Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote; provided, however, that no cumulative voting shall be permitted in the election of Directors.

2.14	Action by Stockholders Without a Meeting
Subject to the following paragraph, any action that is properly brought before the stockholders by or at the direction of the Board and that could be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (as determined in accordance with subsection 2.6.2 hereof) and (b) be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the corporation’s registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation, in the manner required by this Section 2, within 60 (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the corporation in the manner required by this Section 2. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

2.15	Inspectors of Election

2.15.1	Appointment
In advance of a meeting of stockholders, the Board shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more persons to act as inspector of elections at such meeting.

2.15.2	Duties
The inspectors of election shall:
(a) ascertain the number of shares of the corporation outstanding and the voting power of each such share;
(b) determine the shares represented at the meeting and the validity of proxies and ballots;
(c) count all votes and ballots;
(d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and

(e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.
The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the DGCL as then in effect. In determining the validity of any proxy transmitted by electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.

2.16	Proxy Access for Director Nominations

2.16.1	Eligibility
Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the corporation will include in its proxy statement and on its form of proxy the name of, and will include in the proxy statement the Additional Information (as defined below) relating to, a number, as specified pursuant to Section 2.16.2(a) (the “Authorized Number”), of nominees for election to the Board for whom notice is provided pursuant to this Section 2.16 (each such nominee, a “Stockholder Nominee”) if: (i) the Stockholder Nominee satisfies the eligibility requirements in this Section 2.16; (ii) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 2.16 and is received in accordance with subsection 2.16.3 from a stockholder who qualifies as or is acting on behalf of an Eligible Stockholder as defined in subsection 2.16.2; (iii) the Stockholder Notice expressly states that the Eligible Stockholder elects to have such Stockholder Nominee(s) included in the corporation’s proxy materials pursuant to this Section 2.16; and (iv) the additional requirements in these Bylaws are satisfied.

2.16.2	Definitions
(a) The maximum number of Stockholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed twenty percent (20%) of the number of Directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.16 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided, that in the event that one or more vacancies for any reason occurs on the Board after the date of the Stockholder Notice but prior to or at the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Authorized Number shall be calculated based on the number of Directors in office as so reduced; and provided, further, that the Authorized Number shall also be reduced by (i) any Stockholder Nominee for whom notice was provided pursuant to this Section 2.16 by an Eligible Stockholder, who is not at the time a Director and who the Board determines to include in the corporation's proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee, (ii) the number of Director nominees who previously were elected to the Board as Stockholder Nominees at any of the preceding two annual meetings and who are re-nominated for election at an annual meeting by the Board, and (iii) the number of directors in office or director candidates that in either case will be included in the corporation's proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement, or other understanding between the corporation and a stockholder or group of stockholders (other than any such agreement, arrangement, or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the corporation), other than any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board, for at least two annual terms, except that the Authorized Number shall not be reduced below one (1) pursuant to this Section 2.16.2(a)(iii).
(b) To qualify as an “Eligible Stockholder,” a stockholder must own and have owned (as defined below in subsection 2.16.2(c)) continuously for at least three years as of the date of the Stockholder Notice, or must be acting on behalf of a group of no more than 20 stockholders and beneficial owners each of whom owns and has owned (as defined below in subsection 2.16.2(c)) continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization) that (in the case of a group, in the aggregate) represents at least three percent (3%) of the shares of the corporation entitled to vote in the election of Directors outstanding as of the date of the Stockholder Notice (the “Required Shares”), and must thereafter continue to own the Required Shares through such annual meeting of stockholders; provided that in the case of a group of stockholders and beneficial owners (i) any and all requirements and obligations for an Eligible Stockholder set forth in Section 2.16 must be satisfied by and as to each such stockholder or beneficial owner (except that shares that a stockholder or beneficial owner has owned continuously for at least three years may be aggregated as specified above in this subsection 2.16.2(b)), and (ii) a group of any two or more funds that are (A) under common management and investment control, or (B) part of a family of funds, meaning a group of publicly-offered investment companies (whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services, shall be treated as one stockholder or beneficial owner. No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group of stockholders or beneficial owners constituting an Eligible Stockholder under this Section 2.16, and no shares may be treated as owned by more than one stockholder or beneficial owner.
(c) For purposes of this Section 2.16, a stockholder or beneficial owner shall be deemed to “own” only those outstanding shares of the corporation as to which such person possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation, in any such case which instrument or agreement has, or is intended to have or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. A stockholder or beneficial owner shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder or beneficial owner retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A stockholder’s or beneficial owner’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder or beneficial owner. A stockholder’s or beneficial owner’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the stockholder or beneficial owner has the power to recall such loaned shares on not more than five business days’ notice and recalls such loaned shares back to its own possession not more than five business days after being notified that its Stockholder Nominee will be included in the corporation’s proxy materials for the relevant annual meeting and holds the recalled shares through the annual meeting. For purposes of this Section 2.16, the terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings, and the term “affiliate” or “affiliates” shall have the meanings ascribed under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.
(d) For purposes of this Section 2.16, the “Additional Information” that the corporation will include in its proxy statement is: (i) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning the Stockholder Nominee(s) and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Securities Exchange Act of 1934, as amended; and (ii) if the Eligible Stockholder so elects, a single written statement of the Eligible Stockholder (or, in the case of a group, a single written statement of the group), not to exceed 500 words, in support of the Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.16, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading), or would violate any applicable law or regulation. Nothing in this Section 2.16 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

2.16.3	Stockholder Notice and Other Information Requirements
(a) The Stockholder Notice must set forth: (i) the information required under subsection 2.5.3 (and for such purposes, references in subsection 2.5.3 to the “beneficial owner” on whose behalf the nomination is made shall be deemed to refer to the “Eligible Stockholder” on whose behalf the Stockholder Notice is delivered); (ii) a statement by the Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC, setting forth and certifying as to the number of shares of the corporation it owns and has owned (as defined in subsection 2.16.2(c)) continuously for at least three years as of the date of the Stockholder Notice, agreeing to continue to own such shares through the annual meeting, and stating whether or not it intends to maintain ownership of the Required Shares for at least one year following the annual meeting; (iii) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Securities Exchange Act of 1934, as amended; and (iv) the written agreement of the Eligible Stockholder (or in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties: (A) to provide the corporation in writing within five business days after the record date for the annual meeting the information required to be provided under subsection 2.5.3 of these Bylaws as of such record date; (B) that the Eligible Stockholder (including each member of any group of stockholders or beneficial owners that together is an Eligible Stockholder under this Section 2.16) (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.16, (3) has not engaged and will not engage in, and has not been and will not be a “participant” (as defined in Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee or a nominee of the Board, (4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation, (5) will comply with all laws and regulations applicable to its nomination and any solicitation in connection with the annual meeting, and (6) will file all materials described below in subsection 2.16.3(e) with the Securities and Exchange Commission, regardless of whether any such filing is required under Regulation 14A of the Securities Exchange Act of 1934, as amended, or whether any exemption from filing is available for such materials under Regulation 14A of the Securities Exchange Act of 1934, as amended; (C) to provide immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the applicable annual meeting of stockholders; (D) to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation; (E) to indemnify and hold harmless the corporation and its affiliates and each of its and their Directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the corporation or its affiliates or any of its or their Directors, officers, or employees arising out of the nomination or solicitation process pursuant to this Section 2.16; and (F) to promptly provide to the corporation (but in any event within five business days after such request) such additional information as is necessary or reasonably requested by the corporation; and (v) in the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination.
(b) To be timely under this Section 2.16, the Stockholder Notice must be received by the Secretary at the corporation’s principal executive office not later than the close of business on the 120th day and not earlier than the close of business on the 150th day prior to the first anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting, or if the date of the annual meeting is more than 30 days before or after the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so received not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was first made. In no event shall an adjournment or recess of an annual meeting, or postponement of an annual meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.
(c) Within the time period prescribed in subsection 2.16.3(b) for delivery of the Stockholder Notice, the Eligible Stockholder shall deliver: (i) a written representation and agreement signed by such Stockholder Nominee and representing and agreeing that such Stockholder Nominee (A) consents to being named in the corporation’s proxy statement and form of proxy as a nominee and to serving as a Director if elected, (B) is not and will not become a party to (1) any Voting Commitment (as defined in Section 2.5.3 of these Bylaws) other than any Voting Commitment that is disclosed to the corporation in such representation or (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director of the corporation, with such individual’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director other than any such agreement, arrangement, or understanding that is disclosed to the corporation in such representation, and (D) if elected as a Director of the corporation, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to Directors; and (ii) a completed and signed questionnaire from each Stockholder Nominee regarding the matters generally required in the questionnaires required of the corporation’s Directors (which questionnaire shall be provided to the Stockholder Nominee upon request). At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days of such request, provide to the corporation such other information as it may reasonably request, including additional information to permit the Board to determine whether each Stockholder Nominee satisfies the eligibility requirements of subsection 2.16.4(a)(iii) of these Bylaws.
(d) An Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) must (i) within five business days after the date of the Stockholder Notice, deliver to the corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder owns as of the date of the Stockholder Notice and has owned continuously for the preceding three years, and (ii) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed 20, including whether a group of investment companies qualifies as one stockholder or beneficial owner within the meaning of subsection 2.16.2(b).
(e) The Eligible Stockholder shall file with the Securities and Exchange Commission any solicitation or other communication relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s Directors then in office, or any Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Securities Exchange Act of 1934, as amended, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Securities Exchange Act of 1934, as amended.
(f) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be true, correct, and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete, and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the corporation relating to any such defect.

2.16.4	Proxy Access Procedures
(a) Notwithstanding anything to the contrary contained in this Section 2.16, the corporation shall omit from its proxy statement and proxy card any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the corporation receives notice (whether or not subsequently withdrawn) that a stockholder intends to nominate a person for election to the Board pursuant to the advance notice requirements for stockholder nominees for Director set forth in Section 2.5 of these Bylaws and which stockholder does not expressly elect to have its nominee(s) included in the corporation’s proxy materials pursuant to this Section 2.16, (ii) the Eligible Stockholder breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise provided or required pursuant to this Section 2.16), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 2.16) was not, when provided, true, correct, and complete, or the requirements of this Section 2.16 otherwise have not been satisfied, (iii) the Stockholder Nominee (A) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the corporation are listed, applicable Securities and Exchange Commission rules, and any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s Directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the corporation are listed, as a “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding

(excluding traffic violations and other minor offenses) within the past 10 years, or (E) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (iv) the election of the Stockholder Nominee to the Board would cause the corporation to be in violation of the Certificate of Incorporation, these Bylaws, any applicable law, rule, or regulation or the listing standards of the principal U.S. exchange upon which the shares of the corporation are listed.
(b) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.16 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement and include such specified rank in its Stockholder Notice submitted to the corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the Authorized Number, the corporation shall determine which Stockholder Nominees shall be included in the corporation’s proxy materials in accordance with the following provisions: the highest ranking Stockholder Nominee of each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as owned in its respective Stockholder Notice submitted to the corporation. If the Authorized Number is not reached after each Eligible Stockholder has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.16 thereafter is not included in the corporation’s proxy materials, or is not presented for election as a Director for any reason (including the Stockholder Nominee’s or the Eligible Stockholder’s failure to comply with this Section 2.16 or withdrawal of the Stockholder Nominee or nomination), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for election as a Director pursuant to this Section 2.16 in substitution for such Stockholder Nominee.
(c) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility, or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice), or (ii) does not receive a number of votes cast in favor of the Stockholder Nominee’s election equal to twenty-five percent (25%) or more of the shares present in person or represented by proxy and entitled to vote in the election of Directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two annual meetings.
(d) Except as otherwise provided by law, and notwithstanding any other provision of these Bylaws, each of the Chairman of the Board, the Board (including any authorized committee of the Board), or the chairman of the meeting shall have the power and authority to interpret this Section 2.16 and to make any and all determinations necessary or advisable to apply this Section 2.16 to any persons, facts, or circumstances, in each case acting in good faith. For purposes of applying the requirements of this Section 2.16 (including subsection 2.16.2(b)), the number of Required Shares required to be owned by any person or persons during any time period shall be adjusted, in the manner determined by the Board (including any authorized committee thereof) or by the Secretary of the corporation, to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization of shares of the corporation. This Section 2.16 shall be the exclusive method for stockholders to include nominees for Director election in the corporation’s proxy materials.
SECTION 3. BOARD OF DIRECTORS

3.1	General Powers
The business and affairs of the corporation shall be managed by the Board.

3.2	Number and Tenure
The number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board.
No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Each Director shall serve for the term he or she was elected, or until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal from office. Directors need not be stockholders of the corporation or residents of the State of Delaware.

3.3	Election
A nominee for Director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the corporation receives a notice that a stockholder intends to nominate a person for election to the Board pursuant to Section 2.5 of these Bylaws or Section 2.16 of these Bylaws, and (ii) on or before the seventh day before the corporation first mails its notice of meeting for such meeting to the stockholders such nomination has not been withdrawn by such stockholder or determined not to be valid and effective, with such determination to be made by the Board of Directors (or a designated committee thereof) or, if challenged in court, by final court order. If Directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

3.4	Annual and Regular Meetings
An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

3.5	Special Meetings
Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or, in the case of special Board meetings, any Director, and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special meeting called by them.

3.6	Meetings by Telephone
Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

3.7	Notice of Special Meetings
Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director as set forth in this Section 3.7. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.7.1	Personal Delivery
If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least twenty-four hours before the meeting.

3.7.2	Delivery by Mail
If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid at least five days before the meeting.

3.7.3	Delivery by Private Carrier
If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

3.7.4	Facsimile Notice
If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least twenty-four hours before the meeting to a Director at his or her telephone number or other number shown on the records of the corporation.

3.7.5	Delivery by Electronic Transmission
If notice is delivered by electronic transmission, the notice shall be deemed effective when dispatched at least twenty-four hours before the meeting to a Director at his or her electronic transmission address shown on the records of the corporation.

3.7.6	Oral Notice
If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least twenty-four hours before the meeting.

3.8	Waiver of Notice

3.8.1	Manner
Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

3.8.2	By Attendance
The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.9	Quorum
A majority of the total number of Directors fixed by or in the manner provided in these Bylaws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board, provided, however, that such number may be not less than one-third of the total number of Directors fixed by or in the manner provided in these Bylaws, shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.10	Manner of Acting
The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

3.11	Presumption of Assent
A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

3.12	Action by Board or Committees Without a Meeting
Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee of the Board, as the case may be, consent thereto in writing or by electronic transmission as provided in the DGCL and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13	Resignation
Any Director may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.14	Removal
At a meeting of stockholders called expressly for that purpose, or without a meeting pursuant to Section 2.14 of these Bylaws, one or more members of the Board (including the entire Board) may be removed, with or without cause, by the holders of not less than a majority of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by these Bylaws.

3.15	Vacancies
Any vacancy occurring on the Board may be filled only by the affirmative vote of a majority of the remaining Directors, whether or not they constitute a quorum of the Board. A Director elected to fill a vacancy shall be elected until the next election of Directors or until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal from office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board for a term of office continuing only until the next election of Directors, and until his or her successor shall be elected and qualify.

3.16	Committees

3.16.1	Creation and Authority of Committees
The Board may, pursuant to the authority granted in subsection (2) of section 141(c) of the DGCL, designate one or more standing or temporary committees, each committee to consist of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the corporation.

3.16.2	Minutes of Meetings
All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.16.3	Quorum and Manner of Acting
A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

3.16.4	Resignation
Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.16.5	Removal
The Board may remove from office any member of any committee elected or appointed by it.

3.17	Compensation
By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.
SECTION 4. OFFICERS

4.1	Number
The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers, including a Chairman of the Board, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

4.2	Election and Term of Office
The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

4.3	Resignation
Any officer may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4	Removal
Any officer or agent elected or appointed by the Board may be removed by the Board, and any officer appointed by an officer upon whom the power of appointment has been conferred by the Board may be removed by any such officer or by the Board, whenever in the judgment of the Board or of such officer, as the case may be, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5	Vacancies
A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

4.6	Chairman of the Board
If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as chairman of such meeting.

4.7	Chief Executive Officer
The Chief Executive Officer shall be the chief executive officer of the corporation, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation. The Chief Executive Officer may sign deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are prescribed by the Board from time to time.

4.8	President
In the event of the death of the Chief Executive Officer or his inability to act, the President shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chief Executive Officer. The President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. The President shall have, to the extent authorized by the Chief Executive Officer or the Board, the same powers as the Chief Executive Officer to sign deeds, mortgages, bonds, contracts or other instruments. The President shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board.

4.9	Vice President
In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board.

4.10	Secretary
The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation’s records and stock registers, and authentication of the corporation’s records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.11	Treasurer
The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; sign certificates for shares of the corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.12	Salaries
The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1	Contracts
The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2	Loans to the Corporation
No loans for borrowed money shall be contracted on behalf of the corporation and no evidences of indebtedness for borrowed money shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3	Checks, Drafts, Etc.
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4	Deposits
All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.
SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Issuance of Shares
No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

6.2	Certificates for Shares
The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any classes or series of the corporation’s stock shall be uncertificated shares. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the corporation by the Chairman of the Board, President, or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks, trust companies or other professionals from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

6.3	Stock Records
The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom shares are issued, together with the class and number of such shares and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4	Restriction on Transfer
Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, that reads substantially as follows:
“The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933 or any applicable state law.”

If any securities of the corporation are issued pursuant to Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “1933 Act”), the corporation will refuse to register any subsequent transfer of such securities if such transfer is not made in accordance with Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act.

6.5	Transfer of Shares
The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate, if any, shall be issued until the former certificates, if any, for a like number of shares shall have been surrendered and canceled.

6.6	Lost or Destroyed Certificates
In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

6.7	Shares of Another Corporation
Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board may determine or, in the absence of such determination, by the Chief Executive Officer, the President or any Vice President of the corporation.
SECTION 7. BOOKS AND RECORDS
The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.
SECTION 8. ACCOUNTING YEAR
The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.
SECTION 9. SEAL
The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. INDEMNIFICATION

10.1	Right to Indemnification
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as such a Director or officer or in any other capacity while serving as such a Director or officer, shall be indemnified and held harmless by the corporation to the full extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in subsection 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this subsection 10.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

10.2	Right of Indemnitee to Bring Suit
If a claim under subsection 10.1 hereof is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

10.3	Nonexclusivity of Rights
The rights to indemnification and to the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or Bylaws of the corporation or otherwise. Notwithstanding any amendment to or repeal of this Section 10, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

10.4	Insurance, Contracts and Funding
The corporation may maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The corporation, without further stockholder approval, may enter into contracts with any person who is or was a Director, officer, employee or agent in furtherance of the provisions of this Section

10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.

10.5	Indemnification of Employees and Agents of the Corporation
The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Section 10 with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

10.6	Persons Serving Other Entities
Any person who is or was a Director or officer of the corporation who is or was serving (a) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsection 10.1 hereof.

10.7	Procedures for the Submission of Claims
The Board may establish reasonable procedures for the submission of claims for indemnification pursuant to this Section 10, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these Bylaws and shall be deemed for all purposes to be a part hereof.
SECTION 11. AMENDMENTS OR REPEAL
The Board shall have the power to adopt, amend or repeal the Bylaws of this corporation; provided, however, the Board may not repeal or amend any bylaw that the stockholders have expressly provided may not be amended or repealed by the Board. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation.
Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.
The foregoing Amended and Restated Bylaws were adopted by the Board on February 24, 2016.